                                                                  EXHIBIT 5.(b)

                         BUSINESS MANAGEMENT AGREEMENT

     THIS AGREEMENT is entered into as of March 14, 1990, by and between Anchor Pathway Fund (the "Trust"), a Massachusetts business trust registered as a management investment company under the Investment Company Act of 1940 ("1940 Act") and Anchor Investment Adviser, Inc. (the "Business Manager").

                                  WITNESSETH:

     WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interest in a separate portfolio of securities and other assets;

     WHEREAS, on such series is the Asset Allocation Series ("A.A. Series"), and the Trust desires that Business Manager shall act as business manager of the A.A. Series and provide the administrative services necessary to administer the affairs of the A.A. Series, and the Business Manager desires to so act,

     NOW, THEREFORE, in consideration of the mutual convenants and promises contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Business Manager and the Trust agree as follows:

     1. The Trust hereby employs Business Manager to manage the business affairs and the administration of the A.A. Series, subject to the general supervision of the Board of Trustees of the Trust, for the period and on the terms herein set forth. The Business Manager hereby accepts such employment and agrees to render the services and assume the obligations set forth herein, for the compensation herein provided. The Business Manager shall, for all purposes herein, be deemed an independent contractor and not an agent of the Trust or the A.A. Series.

     2.  Business Manager shall:

         a. pay the expenses incurred in connection with the organization of the A.A. Series, and its registration under the 1940 Act, and all fees and expenses including fees of legal counsel to the Trust which would otherwise be required to be paid by the Trust and which were incurred by the Trust prior to the initial effective date of its Registration Statement under the Securities Act of 1933 ("1933 Act") and the 1940
     Act adding the A.A. Series, except for the costs of any share certificates and transfer agent fees and costs;

         b. manage the business affairs of the A.A. Series and perform the administrative functions required of a registered investment company at all times in accordance with the Declaration of Trust, By-laws, Registration Statement and current Prospectus of the Trust;

         c. if desired by the Board of Trustees, permit officers, directors and employees of the Business Manager to serve without compensation from the Trust as officers, Trustees, employees or agents of the Trust;

         d. arrange for the presentation and evaluation of contracts for (i) custodianship of the A.A. Series' assets, (ii) a registrar and transfer agent for A.A. Series' shares, (iii) a dividend disbursing agent, (iv) the daily pricing of A.A. Series shares and (v) appropriate fidelity and liability bond coverages;

         e. oversee the work of the custodian, dividend disbursing agent, transfer agent and accountants on behalf of the A.A. Series to assure compliance with the Declaration of Trust, By-Laws and the 1940 Act;

         f. assist the Trust in maintaining books and records, financial information, reporting to shareholders, conducting meetings of Trustees and shareholders and filings with the Securities and Exchange Commission on behalf of the A.A. Series; and

         g. provide adequate facilities and office space and qualified employees necessary to conduct the operations of the A.A. Series.

     3. The services of the Business Manager to the A.A. Series hereunder are not to be deemed exclusive, and the Business Manager shall be free to render similar services to others so long as its services hereunder be not impaired thereby.

     4. The A.A. Series shall pay the Business Manager as full compensation for all services rendered hereunder a fee, which shall be accrued daily and paid monthly, at an annual rate of:

         (a) 0.24% of that portion of the average daily net assets of the A.A. Series not exceeding $30 million; and

         (b) 0.20% of average daily net assets of each series of the A.A. Series in excess of $30 million.

     The average net assets are to be computed in the manner used for the determination of the offering price of shares of the A.A. Series. The fee for each month shall be payable to the Business Manager not later than the tenth day of the following month.

     The fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. The net assets of the A.A. Series shall be determined in the manner and on the dates set forth in the prospectus of the Trust and, on days on which the net assets are not determined, shall be as of the last preceding day on which the net assets shall have been determined.

     Upon any termination of this Agreement on a day other than the last day of the month, the fee for the period from the beginning of the month in which termination occurs to the date of termination shall be prorated according to the proportion which such period bears to the full month.

     5. Except to the extent expressly assumed by the Business Manager herein, and as provided in paragraph 7 below, the A.A. Series shall be responsible to pay all costs and expenses in connection with its operations not expressly assumed by the Business Manager. Without limiting the generality of the foregoing, such costs and expenses to be incurred by the A.A. Series shall include the following: investment advisory fees; subsequent registration and filing fees with Federal and State agencies; any required Blue Sky expenses; expenses of shareholder's meetings; the expense of the issuance, transfer, and redemption of A.A. Series shares; custodian fees; printing and preparation of registration statements; taxes' compensation of Trustees who are not interested persons of the Trust; association dues; and costs of stationery, forms and certificates prepared exclusively for the A.A. Series.

     6. It is understood and agreed that the services provided to the A.A. Series by the Business Manager pursuant to this Agreement do not include the service of principal underwriter for the A.A. Series' shares, insofar as the A.A. Series will not utilize such a person to distribute its shares.

     7. It is understood and agreed that Capital Research and Management Company (the "Adviser") has agreed to provide supervision of the portfolio of the A.A. Series and to determine what securities or other property shall be purchased, held or sold by each A.A. Series, pursuant to a written investment advisory contract. The Adviser has also agreed to provide adequate facilities and qualified personnel for the placement of orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities for the A.A. Series.

     8. Applicable state expense guarantee limitations will be observed in regard to fees payable to Business Manager.

     9. It is understood that Trustees, officers, agents and stockholders of the Trust are or may be interested in the Business Manager as directors, officers, stockholders, or otherwise and that directors, officers, agents and stockholders of the Business Manager are or may be interested in the Trust as Trustees, officers, stockholders or otherwise, that the Business Manager may be interested in the Trust and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Declaration of Trust for the Trust and Articles of Incorporation of the Business Manager or by specific provision of applicable law.

     10. This Agreement shall take effect as of the date above written. Unless sooner terminated as hereinafter provided, this Agreement shall remain in effect until September 21, 1990. Thereafter, this Agreement shall continue in effect from year to year only so long as such continuance is approved specifically at least annually by affirmative vote of the Board of Trustees of the Trust, or by affirmative vote of a majority of the outstanding shares of the A.A. Series entitled to be cast and, in either event, by a majority of those members of the Board who are not parties to the Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such continuance.

     11. This Agreement may be terminated at any time on 60 days' written notice, without the payment of any penalty, by the Board of Trustees of the Trust, by the vote of a majority of the outstanding shares of the A.A. Series, or by the Business Manager; provided, however, that this Agreement may not be terminated by Business Manager unless another business management agreement has been approved in accordance with the 1940 Act.

     12. This Agreement shall terminate automatically in the event of its assignment by either party. For the purpose of this paragraph, the term "Assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

     13. This Agreement may be modified by mutual consent; however, such consent on the part of the Trust requires the vote of a majority of the outstanding voting securities of the A.A. Series upon recommendation by a vote of a majority of the Board of Trustees which shall include a vote of a majority of the Trustees who are not interested persons of the Trust (other than as Trustees) or the Business Manager and who have no direct or indirect interest in the operations of the Trust, this Agreement, or the Business Manager, cast in person at a meeting called for that purpose.

     14. The Business Manager assumes no responsibility under the Agreement other than to render the services called for hereunder. The Business Manager shall be liable, in carrying out its duties under this Agreement (a) for actions and omissions constituting violations of the 1940 Act, the 1933 Act or other Federal securities laws, (b) in circumstances where the Business Manager has failed to conform to reasonable business standards, and (c) by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations hereunder (disabling conduct). The Business Manager shall have no liability to the Trust, or its shareholders or creditors pursuant to (c) above, provided it is determined by reasonable and fair means, including (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the Business Manager was not liable by means of disabling conduct, or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that Business Manager was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in Section 2(a) (19) of the 1940 Act nor parties to the proceeding, or (ii) an independent legal counsel in a written opinion.

     15. The Business Manager and the Trust agree to maintain and preserve for such period or periods as the Securities and Exchange Commission may prescribe by rules and regulations, such accounts, books and other documents as constitute the records forming the basis for all reports, including financial statements required to be filed pursuant to the 1940 Act and for the Trust auditor's certification relating thereto. The Business Manager and the Trust agree that all accounts, books and other records maintained and preserved by each as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, and The Trust's auditors, the Trust or any representative of the Trust, or any governmental agency or other instrumentality having regulatory authority over the Trust. It is expressly understood and agreed that the books and records maintained by the Business Manager on behalf of the A.A. Series shall, at all times, remain the property of the Trust. Moreover, the Trust agrees to supply the Business Manager with copies of all documents filed with the Securities and Exchange Commission, and with such other information relating to the A.A. Series' affairs as the Business Manager may reasonably request.

     16. The obligations of the Trust on behalf of the A.A. Series under this Contract are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust individually, but bind only the Trust estate. The Business Manager agrees to look solely to the assets of the Trust or the A.A. Series for the satisfaction of any liability in respect of the Trust or the A.A. Series under this Contract and will not seek recourse against any of such Trustees, officers, employees, agents, or shareholders, or any of their personal assets for such satisfaction.

       17. The writing constitutes the entire agreement between the parties and no conditions or warranties shall be implied herefrom unless expressly set forth herein.

       18. This Agreement is executed and delivered in the State of California and shall be governed by the laws of such state and the 1940 Act.


       IN WITNESS WHEREOF, the Business Manager and the Trust have executed this Agreement as of the date first written above.

Attest:                                ANCHOR INVESTMENT ADVISER, INC.

/s/David H. Richardson                 By: /s/ James E. Stark
-----------------------------              --------------------------------


Attest:                                ANCHOR PATHWAY FUND

/s/Susan L. Harris                     By: /s/ Scott L. Robinson
-----------------------------              --------------------------------

                         Business Management Agreement


     THIS AGREEMENT is entered into as of March 14, 1990, by and between Anchor Pathway Fund (the "Trust"), a Massachusetts business trust registered as a management investment company under the Investment Company Act of 1940 ("1940 Act") and Anchor Investment Adviser, Inc. (the "Business Manager").

                                   Witnesseth

     WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, one such series is the International Series ("International Series"), and the Trust desires that the Business Manager shall act as business manager of the International Series and provide the administrative services necessary to administer the affairs of the International Series, and the Business Manager desires to so act,

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Business Manager and the Trust agree as follows:

     1. The Trust hereby employs Business Manager to manage the business affairs and the administration of the International Series, subject to the general supervision of the Board of Trustees of the Trust, for the period and on the terms herein set forth. The Business Manager hereby accepts such employment and agrees to render the services and assume the obligations set forth herein, for the compensation herein provided. The Business Manager shall, for all purposes herein, be deemed an independent contractor and not an agent of the Trust or the International Series.

     2.  Business Manager shall:

         a. pay the expenses incurred in connection with the organization of the International Series, and its registration under the 1940
     Act, and all fees and expenses including fees of legal counsel to the Trust which would otherwise be required to be paid by the Trust and which were incurred by the Trust prior to the effective date of an amendment to its Registration Statement under the

     Securities Act of 1933 ("1933 Act") and the 1940 Act adding the International Series, except for the costs of any share certificates and transfer agent fees and costs;

          b. manage the business affairs of the International Series and perform the administrative functions required of a registered investment company at all times in accordance with the Declaration of Trust, By-laws, Registration Statement and current Prospectus of the Trust;

          c. if desired by the Board of Trustees, permit officers, directors and employees of the Business Manager to serve without compensation from the Trust as officers, Trustees, employees or agents of the Trust;

          d. arrange for the presentation and evaluation of contracts for (i) custodianship of the International Series' assets, (ii) a registrar and transfer agent for International Series' shares, (iii) a dividend disbursing agent, (iv) the daily pricing of International Series' shares, and (vi) appropriate fidelity and liability bond coverages:

          e. oversee the work of the custodian, dividend disbursing agent, transfer agent and accountants on behalf of the International Series to assure compliance with the Declaration of Trust, By-Laws and the 1940 Act;

          f. assist the Trust in maintaining books and records, financial information, reporting to shareholders, conducting meetings of Trustees and shareholders and filings with the Securities and Exchange Commission on behalf of the International Series; and

          g. provide adequate facilities and office space and qualified employees necessary to conduct the operations of the International Series.

     3. The services of the Business Manager to the International Series hereunder are not to be deemed exclusive, and the Business Manager shall be free to render similar services to others so long as its services hereunder be not impaired thereby.

     4. The International Series shall pay the Business Manager as full compensation for all services rendered hereunder a fee, which shall be accrued daily and paid monthly, at an annual rate of 0.24% of the average daily net assets of the International Series.

     The average net assets are to be computed in the manner used for the determination of the offering price of shares of the International Series.
The fee for each month shall be payable to the Business Manager not later than the tenth day of the following month.

     The fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. The net assets of the International Series shall be determined in the manner and on the dates set forth in the prospectus of the Trust and, on days on which the net assets are not determined, shall be as of the last preceding day on which the net assets shall have been determined.

     Upon any termination of this Agreement on a day other than the last day of the month, the fee for the period from the beginning of the month in which termination occurs to the date of termination shall be prorated according to the proportion which such period bears to the full month.

     5. Except to the extent expressly assumed by the Business Manager herein, and as provided in paragraph 7 below, the International Series shall be responsible to pay all costs and expenses in connection with its operations not expressly assumed by the Business Manager. Without limiting the generality of the foregoing, such costs and expenses to be incurred by the International Series shall include the following: investment advisory fees; subsequent registration and filing fees with Federal and state agencies; any required Blue Sky expenses; expenses of shareholders' meetings; the expense of reports to existing shareholders; expenses of printing shareholder reports; proxies and prospectuses; insurance premiums; legal and auditing fees; dividend disbursement expenses; the expense of the issuance, transfer, and redemption of International Series shares; custodian fees; printing and preparation of registration statements; taxes; compensation of Trustees who are not interested persons of the Trust; association dues; and costs of stationery, forms and certificates prepared exclusively for the International Series.

     6. It is understood and agreed that the services provided to the International Series by the Business Manager pursuant to this Agreement do not include the service of principal underwriter for the International Series shares, insofar as the International Series will not utilize such a person to distribute its shares.

     7. It is understood and agreed that Capital Research and Management Company ("the Adviser") has agreed to provide supervision of the portfolio of the International Series and to determine what securities or other property shall be purchased, held or sold by the International Series, pursuant to a written investment advisory contract. The Adviser has also agreed to provide adequate facilities and qualified personnel for the placement of orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities for the International Series.

     8. Applicable state expense guarantee limitations will be observed in regard to fees payable to Business Manager.

     9. It is understood that Trustees, officers, agents and stockholders of the Trust are or may be interested in the Business Manager as directors, officers, stockholders, or otherwise and that directors, officers, agents and stockholders of the Business Manager are or may be interested in the Trust as Trustees, officers, stockholders or otherwise, that the Business Manager may be interested in the Trust and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Declaration of Trust for the Trust and Articles of Incorporation of the Business Manager or by specific provision of applicable law.

     10. This Agreement shall take effect as of the date above written. Unless sooner terminated as hereinafter provided, this Agreement shall remain in effect until September 21, 1991. Thereafter, this Agreement shall continue in effect from year to year only so long as such continuance is specifically approved at least annually by affirmative vote of the Board of Trustees of the Trust, or by affirmative vote of a majority of the outstanding shares of the International Series entitled to be cast and, in either event, by a majority of those members of the Board who are not parties to the Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such continuance.

     11. This Agreement may be terminated at any time on 60 days' written notice, without the payment of any penalty, by the Board of Trustees of the Trust, by the vote of a majority of the outstanding shares of the International Series, or by the Business Manager, provided, however, that this Agreement may not be terminated by Business Manager unless another business management agreement has been approved in accordance with the 1940 Act.

     12. This Agreement shall terminate automatically in the event of its assignment by either party. For the purpose of this paragraph, the term "Assignment" shall have the meaning set forth in Section 2 (a)(4) of the 1940 Act.

     13. This Agreement may be modified by mutual consent; however, such consent on the part of the Trust requires the vote of a majority of the outstanding voting securities of the International Series upon recommendation by a vote of a majority of the Board of Trustees, which shall include a vote of a majority of the Trustees who are not interested persons of the Trust (other than as Trustees) or the Business Manager and who have no direct or indirect interest in the operations of the Trust, this Agreement, or the Business Manager, cast in person at a meeting called for that purpose.

     14. The Business Manager assumes no responsibility under this Agreement other than to render the services called for hereunder. The Business Manager shall be liable, in carrying out its duties under this Agreement (a) for actions and omissions constituting violations of the 1940 Act, the 1933 Act or other Federal securities laws, (b) in circumstances where the Business Manager has failed to conform to reasonable business standards, and (c) by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations hereunder (disabling conduct). The Business Manager shall have no liability to the Trust, or its shareholders or creditors pursuant to (c) above, provided it is determined by reasonable and fair means, including
(a) a final decision on the merits by a court or other body before whom the proceeding was brought that the Business Manager was not liable by means of disabling conduct, or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that Business Manager was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in Section 2 (a) (19) of the 1940 Act nor parties to the proceeding, or (ii) an independent legal counsel in a written opinion.

     15. The Business Manager and the Trust agree to maintain and preserve for such period or periods as the Securities Exchange Commission may prescribe by rules and regulations, such accounts, books and other documents as constitute the records forming the basis for all reports, including financial statements required to be filed on behalf of the International

Series pursuant to the 1940 Act and for the Trust auditor's certification relating thereto. The Business Manager and the Trust agree that all accounts, books and other records maintained and preserved by each as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust auditors, the Trust or any representative of the Trust, or any governmental agency or other instrumentality having regulatory authority over the Trust. It is expressly understood and agreed that the books and records maintained by the Business manager on behalf of the International Series shall, at all times, remain the property of the Trust. Moreover, the Trust agrees to supply the Business Manager with copies of all documents filed with the Securities and Exchange Commission, and with such other information relating to the International Series' affairs as the Business Manager may reasonably request.

     16. The Obligations of the Trust on behalf of the International Series under this Agreement are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust individually, but bind only the Trust estate. The Business Manager agrees to look solely to the assets of the Trust or the International Series for the satisfaction of any liability in respect of the Trust or the International Series under this Agreement and will not seek recourse against such Trustees, officers, employees, agents or shareholders, or any of them, or any of their personal assets for such satisfaction.

     17. The writing constitutes the entire agreement between the parties and no conditions or warranties shall be implied herefrom unless expressly set forth herein.

     18. This Agreement is executed and delivered in the State of California and shall be governed by the laws of such state and the 1940 Act.



     IN WITNESS WHEREOF, the Business Manager and the Trust have executed this Agreement as of the date first written above.

Attest:                                       ANCHOR INVESTMENT ADVISER, INC.

/S/ Susan L. Harris                           /S/ Lori D. Nawn
------------------------                      --------------------------
      Secretary                                  Vice President

Attest:                                         ANCHOR PATHWAY FUND

/S/ Susan L. Harris                             By: /S/ Robert P. Saltzman
----------------------------                       ---------------------------
Susan L. Harris                                     Robert P. Saltzman
Vice President and Secretary                        Chairman and Chief
                                                    Executive Officer

                         BUSINESS MANAGEMENT AGREEMENT

     THIS AGREEMENT is entered into this 16th day of November 1987, by and between Anchor Pathway Fund (the "Trust"), a Massachusetts business trust registered as a management investment company under the Investment Company Act of 1940 ("1940 Act") and Anchor Investment Adviser, Inc. (the "Business Manager").


                                  WITNESSETH:

     WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interest in a separate portfolio of securities and other assets, and intends initially to offer shares of five series designated The Cash Management Series, The High-Yield Bond Series, The Growth-Income Series, The Growth Series and the U. S. Government
Guaranteed/AAA-Rated Securities Series (the "Series").

     WHEREAS, the Trust desires that Business Manager shall act as business manager of the Trust and provide the administrative services necessary to administer the affairs of the Trust, and the Business Manager desires to so act,

     NOW, THEREFORE, in consideration of the mutual convenants and promises contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Business Manager and the Trust agree as follows:

     1. The Trust hereby employs Business Manager to manage the business affairs and the administration of the Trust, subject to the general supervision of the Board of Trustees of the Trust, for the period and on the terms herein set forth. The Business Manager hereby accepts such employment and agrees to render the services and assume the obligations set forth herein, for the compensation herein provided. The Business Manager shall, for all purposes herein, be deemed an independent contractor and not an agent of the Trust or the Series.

     2. It is understood and agreed that this Agreement shall take effect on December 1, 1987 provided that prior to that date, the terms of this Agreement have been approved by a vote of a majority of the members of the Board of Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     3.  Business Manager shall:

         a. pay the expenses incurred in connection with the organization of the Trust, and its initial registration as an investment company under the 1940 Act, and all fees and expenses including fees of legal counsel to the Trust which would otherwise be required to be paid by the Trust and which were incurred by the Trust prior to the initial effective date of its Registration Statement under the Securities Act of 1933 ("1933 Act") and the 1940 Act except for the costs of any share certificates and transfer agent fees and costs;

         b. manage the business affairs of the Trust and perform the administrative functions required of a registered investment company at all times in accordance with the Declaration of Trust, By-laws, Registration Statement and current Prospectus of the Trust;

         c. if desired by the Board of Trustees, permit officers, directors and employees of the Business Manager to serve without compensation from the Trust as officers, Trustees, employees or agents of the Trust;

         d. arrange for the presentation and evaluation of contracts for (i) custodianship of the Trust's assets, (ii) a registrar and transfer agent for Trust shares, (iii) a dividend disbursing agent, (iv) the daily pricing of Trust shares and (vi) appropriate fidelity and liability bond coverages;

          e. oversee the work of the custodian, dividend disbursing agent, transfer agent and accountants on behalf of the Trust to assure compliance with the Declaration of Trust, By-Laws and the 1940 Act;

          f. assist the Trust in maintaining books and records, financial information, reporting to shareholders, conducting meetings of Trustees and shareholders and filings with the Securities and Exchange Commission; and

          g. provide adequate facilities and office space and qualifies employees necessary to conduct the operations of the Trust.

     4. The services of the Business Manager to the Trust hereunder are not to be deemed exclusive, and the Business Manager shall be free to render similar services to others so long as its services hereunder be not impaired thereby.

     5. The Trust shall pay the Business Manager as full compensation for all services rendered hereunder a fee which shall be accrued daily and paid monthly at an annual rate of:

         (a) 0.24% of that portion of the average daily net assets of each series of the Trust not exceeding $30 million; and

         (b) 0.20% of average daily net assets of each series of the Trust in excess of $30 million.

     The average net assets are to be computed in the manner used for the determination of the offering price of shares of the Trust. The fee for each month shall be payable to the Business Manager not later than the tenth day of the following month.

     The fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. The net assets of the Series shall be determined in the manner and on the dates set forth in the prospectus of the Trust and, on days on which the net assets are not determined, shall be as of the last preceding day on which the net assets shall have been determined.

     Upon any termination of this Agreement on a day other than the last day of the month, the fee for the period from the beginning of the month in which termination occurs to the date of termination shall be prorated according to the proportion which such period bears to the full month.

     6. Except to the extent expressly assumed by the Business Manager herein, and as provided in paragraph 8 below, the Trust shall be responsible to pay all costs and expenses in connection with its operations not expressly assumed by the Business Manager. Without limiting the generality of the foregoing, such costs and expenses to be incurred by the Trust shall include the following: investment advisory fees; subsequent registration and filing fees with Federal and state agencies; any required Blue Sky expenses; expenses of shareholder's meetings; the expense of reports to existing shareholders; expenses of printing shareholder reports; proxies and prospectuses insurance premiums; legal and auditing fees; dividend disbursement expenses; the expense of the issuance, transfer, and redemption of Trust shares; custodian fees; printing and preparation of registration statements; taxes; compensation of Trustees who are not interested persons of the Trust; association dues; and costs of stationery, forms and certificates prepared exclusively for the Trust.

     7. It is understood and agreed that the services provided to the Trust by the Business Manager pursuant to this Agreement do not include the service of principal underwriter for the Trust's shares, insofar as the Trust will not utilize such a person to distribute its shares.

     8. It is understood and agreed that Capital Research and Management Company (the "Adviser") has agreed to provide supervision of the portfolios of the Series and to determine what securities or other property shall be purchased, held or sold by each Series, pursuant to a written investment advisory contract with the Trust. The Adviser has also agreed to provide adequate facilities and qualified personnel for the placement of orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities for the Series.

     9. Applicable state expense guarantee limitations will be observed in regard to fees payable to Business Manager.

    10. It is understood that Trustees, officers, agents and stockholders of the Trust are or may be interested in the Business Manager as directors, officers, stockholders, or otherwise and that directors, officers, agents and stockholders of the Business Manager are or may be interested in the Trust as Trustees, officers, stockholders or otherwise, that the Business Manager may be interested in the Trust and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Declaration of Trust for the Trust and Articles of Incorporation of the Business Manager or by specific provision of applicable law.

    11. This agreement shall, unless sooner terminated as hereinafter provided, remain in effect for a period of two years from the date hereof. Thereafter, this Agreement shall continue in effect from year to year as to each Series only so long as such continuance is specifically approved at least annually by affirmative vote of the Board of Trustees of the Trust, or by affirmative vote of a majority of the outstanding shares of each Series entitled to be cast and, in either event, by a majority of those members of the Board who are not parties to the Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such continuance. Any continuance of this Agreement with respect to a Series by the vote of a majority of the outstanding voting securities of that Series, or by the Trustees of the Trust which shall include a majority of the non-interested Trustees, shall be effective to continue this Agreement with respect to that Series notwithstanding (a) that such continuance has not been so approved as to any other Series or (b) that such continuance has not been approved by the vote of a majority of the outstanding voting securities of the Trust as a whole.

     12. This Agreement may be terminated as to any Series or the entire Trust at any time on 60 days' written notice, without the payment of any penalty, by the Board of Trustees of the Trust, by the vote of a majority of the outstanding shares of such Series or the Trust, or by the Business Manager; provided, however, that this Agreement may not be terminated by Business Manager unless another business management agreement has been approved by the Trust in accordance with the 1940 Act.

     13. This Agreement shall terminate automatically in the event of its assignment by either party. For the purpose of this paragraph, the term "Assignment" shall have the meaning set forth in section 2(a) (4) of the 1940 Act.

     14. This Agreement may be modified by mutual consent; however, such consent on the part of the Trust requires the vote of a majority of the outstanding voting securities of each Series of the Trust upon recommendation by a vote of a majority of the Board of Trustees which shall include a vote of a majority of the Trustees who are not interested persons of the Trust (other than as Trustees) or the Business Manager and who have no direct or indirect interest in the operations of the Trust, this Agreement, or the Business Manager, cast in person at a meeting called for that purpose.

     15. The Business Manager assumes no responsibility under the Agreement other than to render the services called for hereunder. The Business Manager shall be liable, in carrying out its duties under this Agreement (a) for actions and omissions constituting violations of the 1940 Act, the 1933 Act or other Federal securities laws, (b) in circumstances where the Business Manager has failed to conform to reasonable business standards, and (c) by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations hereunder (disabling conduct). The Business Manager shall have no liability to the Trust, or its shareholders or creditors pursuant to (c) above, provided it is determined by reasonable and fair means, including
(a) a final decision on the merits by a court or other body before whom the proceeding was brought that the Business Manager was not liable by means of disabling conduct, or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that Business Manager was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in Section 2(a) (19) of the 1940 Act nor parties to the proceeding, or (ii) an independent legal counsel in a written opinion.

     16. The Business Manager and the Trust agree to maintain and preserve for such period or periods as the Securities and Exchange Commission may prescribe by rules and regulations, such accounts, books and other documents as constitute the records forming the basis for all reports, including financial statements required to be filed pursuant to the 1940 Act and for the Trust auditor's certification relating thereto. The Business Manager and the Trust agree that all accounts, books and other records maintained and preserved by each as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, and The Trust's auditors, the Trust or any representative of the Trust, or any governmental agency or other instrumentality having regulatory authority over the Trust. It is expressly understood and agreed that the books and records maintained by the Business Manager on behalf of the Trust shall, at all times, remain the property of the Trust. Moreover, the Trust agrees to supply the Business Manager with copies of all documents filed with the Securities and Exchange Commission, and with such other information relating to the Trust's affairs as the Business Manager may reasonably request.

     17. The obligations of the Trust under this Contract are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust individually, but bind only the Trust estate. The Business Manager agrees to look solely to the assets of the Trust or each Series for the satisfaction of any liability in respect of the Trust or such Series under this Contract and will not seek recourse against such Trustees, officers, employees, agents, or shareholders, or any of them, or any of their personal assets for such satisfaction.

     18. The writing constitutes the entire agreement between the parties and no conditions or warranties shall be implied herefrom unless expressly set forth herein.

     19. This Agreement is executed and delivered in the State of California and shall be governed by the laws of such state and the 1940 Act.

     IN WITNESS WHEREOF, the Business Manager and the Trust have executed this Agreement on the day first written above.


Attest:                                ANCHOR INVESTMENT ADVISER, INC.



/s/ James E. Stark
--------------------------


Attest:                                ANCHOR PATHWAY FUND


/s/ James E. Stark
-------------------------



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